                                                                   EXHIBIT 10.25

                                LEASE AGREEMENT


                                    PART I

     This Part I contains Key Definitions (designated by " ") setting forth major key words or phrases and the meaning to be ascribed when used in Part II of the Lease. This Section I also contains Lease Reference Information which is included for convenience and ease of reference only for lease administration and does not constitute a definition or a substantive lease provision or govern the substantive lease provisions set forth in Part II of the Lease.

"Landlord":  LINCOLN - RECP ANAHEIM OPCO, LLC, a Delaware limited liability company

"Tenant":    CALCOMP TECHNOLOGY, INC., a Delaware corporation

             2411 West La Palma Avenue
             Anaheim, CA 92801

"Buildings":      2411-1 West La Palma Avenue ("Building 1")
                  2411-5 West La Palma Avenue ("Building 5")
                  2411-9 West La Palma Avenue ("Building 9")

"Premises":  Building 1 and Building 5 and those portions of Building 9 shown on the attached Exhibit A, plus, on a temporary basis, the Temporary
                          ---------
             Storage Space areas more particularly described in Sections 32 and 33 of Part II and shown on the attached Exhibit A.
                                                     ---------

"Project":  The real property more particularly described on Exhibit A attached
                                                             ---------
          hereto of which the Premises are a part, together with the ten (10) buildings located thereon (including the Buildings) containing in the aggregate approximately 432,149 square feet of rentable space, formerly known as CalComp Complex, associated parking areas and related improvements located thereon and appurtenances thereto.

"Rentable Square Feet of Premises":

                    Building 1 Approximately 75,735 rentable square feet Building 5 Approximately 62,748 rentable square feet Building 9 Approximately 12,640 rentable square feet

                    Total       Approximately 151,123 rentable square feet

"Rentable Square Feet
of Project":          Approximately 396,193 rentable square feet (the parties
                      hereby agreeing that the rentable square footage of the Project shall not include the square footage of Buildings
                      7 and 8).

"Tenant's Proportionate
Share" (of the Project):  Initially, thirty-eight percent (38%). Such percentage is based upon a fraction, the numerator of which is the total approximate rentable square footage of the Premises (excluding the Temporary Storage Space and Additional Temporary Storage Space described in Sections 32 and 33 of Part II, respectively) and the denominator of which is the total approximate rentable square footage of the Project. Tenant's Proportionate Share shall be increased or decreased, as appropriate, with any change in the total square footage of the Premises or the Project, including, without limitation, the decrease in the size of the Premises following the

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                          Building 9 Termination Date (as more particularly set
                          forth in Section 25 of Part II); in no event, however, shall the denominator ever be reduced below 396,193 rentable square feet.

"Purchase Agreement":  That certain Agreement of Purchase and Sale and Joint
                       Escrow Instructions dated April 4, 1997 by and between CalComp, Inc. and Sanders Development Corporation, on the one hand, and Lincoln Property Company, N.C., Inc. ("Lincoln"), on the other hand.

"Commencement Date":   The date on which the Close of Escrow (as defined in the
                       Purchase Agreement) occurs.

"Expiration Date":     The date which is one year after the Commencement Date.

"Annual Base Rent":    $906,738 (based on $6.00 per rentable square foot per
                       year)

"Monthly Base Rent"    $75,561.50 (based on $0.50 per rentable square foot per
                       month), plus, as applicable, the monthly rent payable with respect to the Temporary Storage Space as described in Section 32 of Part II and the monthly rent payable with respect to the Additional Temporary Storage Space as described in Section 33 of Part II.

Option to Renew:       Option to renew for up to one (1) year on all of Building
                       1 or all of Building 5 or all of both Buildings 1 and 5, at the same rate ($0.50 per rentable square foot per month).

"Permitted Use":       General office use, software development, manufacturing,
                       assembly, warehousing, storage and distribution of computer graphics peripherals and related equipment, repair and refurbishment of same, and related ancillary uses as permitted by applicable law.

                                    PART II

     THIS LEASE AGREEMENT (this "Lease") is made and entered into this _____ day of June 1997, by and between LINCOLN - RECP ANAHEIM OPCO, LLC, a Delaware limited liability company ("Landlord"), and CALCOMP TECHNOLOGY, INC., a Delaware corporation ("Tenant").

     For and in consideration of the mutual entry into this Lease, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1.   Leased Premises.
          ---------------

          1.1 Landlord leases to Tenant and Tenant leases from Landlord the Premises, including all fixtures and improvements located thereon or therein, together with (i) the right to use 377 vehicle parking spaces (based on 2.5 spaces for each 1,000 rentable square feet of Premises) within the Project (50 of such vehicle parking spaces shall be exclusive to Tenant, as outlined on Exhibit A, and the remaining 327 of such vehicle parking spaces shall be non-
---------
exclusive in common with other tenants), (ii) the exclusive right to use the loading and unloading areas ("Loading Areas") and trash areas ("Trash Areas") appurtenant to Building 5 (and, prior to the termination date for the Temporary Storage Space, as hereinafter defined, the trash area appurtenant to Building 7) depicted on Exhibit A (provided, however, that Tenant shall not have the
            ---------
exclusive right, but rather the right shared in common with others, to the access areas leading to and from the Loading Areas and the Trash Areas), (iii) the non-

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

exclusive right to use the loading and unloading areas and trash areas appurtenant to Building 9, (iv) the exclusive right to use the chemical storage area appurtenant to Building 5 (the "Chemical Storage Area") depicted on Exhibit
                                                                         -------
A for the purpose of storing chemical waste and related materials (some or all
-
of which may constitute "Hazardous Substances," as hereinafter defined), (v) the non-exclusive right to use the scrap area south of the parking lot immediately south of Building 5 (the "Scrap Area") depicted on Exhibit A for the purpose of
                                                   ---------
storing of scrap and related materials (other than Hazardous Substances), (vi) the non-exclusive use of the common areas of the Project (which for purposes of this Lease shall include all exterior areas of the Project designed for use in common by Tenant and other tenants which are not specified herein as being exclusive to Tenant or to other tenants of the Project, (vii) so long as the portion of the Premises located in Building 9 (the "Building 9 Premises") are part of the Premises under this Lease, the non-exclusive use of the restrooms and other common facilities in Building 9, (viii) reasonable rights of ingress and egress to and from the Premises and over and across the common areas, and
(ix) for up to the first thirty (30) days following the Commencement Date, the exclusive use of those areas within the two (2) telephone closets within Building 9 currently serving the Premises and non-exclusive construction easements at the Project as reasonably necessary for Tenant to complete any Consolidation Alterations (as hereinafter defined) which may be located outside the Premises. Tenant's use of the Building 5 and 7 Trash Areas shall include the right of Tenant to keep and use thereon Tenant's trash compacting equipment. Notwithstanding the above clauses (iv) and (v), Tenant agrees that its right to use the Scrap Area shall expire at such time as Landlord physically removes the Scrap Area and that its right to use the Chemical Storage Area shall expire at such time as Landlord physically removes the Chemical Storage Area, such removal in each case to be after not less than 30 days prior notice to Tenant and, in the case of removal of the Chemical Storage Area, only if Landlord first provides to Tenant, at no out-of-pocket cost to Tenant, an alternative chemical storage area within the Project reasonably acceptable to Tenant.

          1.2 The parties acknowledge that prior to entering into this Lease Tenant has occupied the Premises for many years and that, accordingly, neither Landlord nor any of Landlord's agents, representatives or employees has made any representations or warranties as to the condition of the Premises or the suitability or fitness of the Premises for the conduct of Tenant's business, including, but not limited to, any representations or warranties regarding zoning or other land use matters, or for any other purpose. In addition, except as otherwise expressly provided in this Lease, Tenant accepts the Premises "as-is" and Landlord shall have no obligation to alter, remodel, improve, renovate, redecorate or paint all or any part of the Premises.

     2.   Term of Lease.  The term of this Lease (the "Term") shall be for a
          -------------
period of twelve (12) months commencing on the Commencement Date and ending on the Expiration Date. For the purposes of this Lease, "Lease Year" means (i) the period commencing on the Commencement Date and terminating on the first
(1st) anniversary of the last day of the calendar month containing the Commencement Date, and (ii) each successive period of twelve (12) calendar months thereafter during the Term.

     3.   Rent.  Rent for the Premises shall be the sum of Base Rent, Additional
          ----
Rent (as hereinafter defined) and all other sums due Landlord hereunder (all of which is hereinafter referred to collectively as "Rent"). In that regard, Tenant shall pay to Landlord the following:

          3.1 Base Rent.  "Base Rent" for the Term shall be payable in equal
              ---------
monthly installments of $75,561.50, which amount represents $0.50 per rentable square foot per month, plus the monthly rental payable with respect to the Temporary Storage Space as described in Section 32, below, plus the monthly rental payable with respect to the Additional Temporary Storage Space as described in Section 33, below.

          3.2 Additional Rent.  "Additional Rent" for the Term shall be payable
              ---------------
as described in Paragraph 4 below.

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

          3.3 Payment of Rent.  Rent shall be paid in equal monthly installments
              ---------------
in advance, without prior notice or demand, and without abatement, offset, deduction or claim except as otherwise expressly set forth in this Lease, on the first day of each calendar month during the Term at the office of Landlord located at 30 Executive Park, Suite 100, Irvine, CA 92623-9693, or at such other place as Landlord may designate from time to time in writing. In the event that this Lease shall commence or end on any day other than the first day of a calendar month, the rental payments for the partial month in which this Lease commences and/or ends shall be prorated to reflect the actual number of days the Premises were under lease during such partial month.

     4.   Additional Rent.
          ---------------

          4.1 Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant's Proportionate Share of Operating Costs incurred by Landlord during the Term.

          4.2 The term "Operating Costs" means the sum of all costs reasonably incurred by Landlord with respect to the operation, repair, management and maintenance of the Project and shall include, without limitation, the following costs:

               4.2.1 Project supplies;

               4.2.2 Utility costs incurred in connection with all energy sources for the common areas of the Project;

               4.2.3 Water and sewer service;

               4.2.4 Maintenance and repair of all fire and life safety systems;

               4.2.5 General repair and maintenance of the Project, including but not limited to the heating and air conditioning of all buildings within the Project, provided such costs, under generally acceptable accounting principles ("GAAP"), would not be capitalized;

               4.2.6 Landscaping and maintenance of the common areas of the Project;

               4.2.7 Maintenance, repair, and striping of all parking areas used by tenants of the Project, provided such costs, under GAAP, would not be capitalized;

               4.2.8 Costs of "all risk" property damage insurance on the Project and commercial general liability insurance covering the common areas of the Project and such other insurance as Landlord reasonably deems prudent or necessary for the Project;

               4.2.9 Labor costs incurred in the operation and maintenance of the Project, including wages and other payments to employees, costs to Landlord for workmen's compensation and disability insurance, payroll taxes and fringe benefits to employees not above the level of Building Manager;

               4.2.10 Professional building management fees not to exceed two percent (2%) of Base Rent;

               4.2.11 Legal, accounting, inspection, and consultation fees incurred in connection with the prudent management of the Project, excluding (i) any costs associated with any existing or suspected environmental conditions at the Project and (ii) legal fees incurred in connection with any lease and/or financing of all or any portion of the Premises;

               4.2.12 Provided (and to the extent) the same actually reduce Operating Costs payable by Tenant, capital expenditures or repairs of an energy conservation or security nature required by any change in laws, rules, regulations, orders, or any other governmental or

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

quasi-governmental authority having jurisdiction, in which case such expenditures shall be amortized on a straight-line basis over the useful life of the item in accordance with GAAP;

               4.2.13 All real property taxes and assessments affecting all or any part of the Project, including but not limited to (A) any form of real property assessment (including so-called "special assessments"), imposed by any competent authority having the direct power to tax, including any city, county, state, or federal government, or any school, agricultural, lighting, water, drainage, or other improvement or special district thereof, against the Project and (B) any assessment or tax in substitution, partially or totally of or in addition to any assessment, or tax which may be imposed by competent governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental service. Notwithstanding anything to the contrary, Tenant shall not be obligated to pay any increase in real property taxes which is occasioned by Landlord's sale or transfer of the Project or any portion thereof. If at any time during the term of this Lease, there is a "change of ownership" (as that term is used in respect of tax reassessments) of the Project or Premises (excluding, however, the change of ownership occasioned by Landlord's purchase of the Project pursuant to the Purchase Agreement), any increase in real property taxes occasioned by such change of ownership shall be the sole obligation of Landlord or Landlord's successor in interest.

          4.3 Exclusions from Operating Costs. Notwithstanding the foregoing, the following items shall not be included within the definition of Operating Costs and shall be the sole responsibility of the Landlord:

              4.3.1 Cost of alterations of tenant premises, including leasehold improvements at the Premises (which leasehold improvements at the Premises shall be Tenant's sole responsibility and cost as more fully hereinafter set forth);

              4.3.2 Cost of capital improvements, replacements, repairs, alterations, equipment, tools, additions, and/or changes (other than those expressly allowed above) and the costs of curing construction defects, if any;

              4.3.3 Depreciation and amortization (except on any capital improvements and expenditures specifically allowed above);

              4.3.4 Interest and principal payments on mortgages, deeds of trust, and any other debt costs, if any;

              4.3.5 Any leasing commission or compensation or costs or expenses incurred for leasing, renovating, or improving any tenant space;

              4.3.6 Any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise;

              4.3.7 Cost of any service furnished to any other occupant of the Project which Landlord does not provide to Tenant hereunder;

              4.3.8 Any federal, state, or local income tax, and any franchise, gift, transfer, excise, or inheritance tax;

              4.3.9 Salaries, bonuses, or benefits for any employee above the level of Building Manager;

              4.3.10 Attorney's fees or other professional fees incurred by Landlord in any dispute with, or litigation brought by or against, any tenant, including Tenant, and any attorneys' or other professional fees incurred by Landlord in connection with any lease and any act of negligence or wilful misconduct by Landlord, its employees, agents, and contractors;

              4.3.11 Costs incurred because Landlord or any other tenant violates any lease, unless the violation would have interfered with Tenant's reasonable and effective use of the Buildings or any other non-violating tenant's (including Tenant's) use of the common areas of the Project;

              4.3.12 Insurance deductibles;

              4.3.13 Expenditures for items covered by insurance, and items which are required to be covered under this Lease by insurance;

              4.3.14 Any fines, penalties, or costs incurred because Landlord, its employees, contractors, or agents violated any law or other authority, including any Environmental Laws (as defined in the Environmental Agreement); provided, however, that nothing contained herein shall affect or limit Landlord's or Tenant's rights or obligations, if any, under that certain Agreement for Environmental Remediation and Site Access of near or even date herewith ("Environmental Agreement");

              4.3.15 Any costs incurred in connection with complying with health and safety laws including OSHA and ADA and any corrective action, investigation of site conditions, cleanup, removal, remedial, or restorative work required pursuant to any Environmental Laws, except to the extent such costs resulted from or arose in connection with any act or omission of Tenant following the Commencement Date; in that regard, Tenant shall be responsible, at Tenant's sole cost and expense, for complying with any directive of a governmental entity or authority with respect to ADA requirements applicable to the interior of the Premises as a result of any particular Alterations (as hereinafter defined) following the Commencement Date or any particular Consolidation Alterations (as hereinafter defined);

              4.3.16 Any ground rent;

              4.3.17 Costs associated with the financing or refinancing of the Project or any part thereof;

              4.3.18 Cost of any repair and replacement incurred in connection with any casualty or condemnation;

              4.3.19 Intentionally omitted

              4.3.20 Advertising and promotional expenditures, and costs of signs in or on the Project identifying Landlord or other tenants' signs;

              4.3.21 Marketing costs including leasing commissions, attorneys' fees and other consultant fees in connection with the negotiation and preparation of leases and related agreements;

              4.3.22 Expenses in connection with services, supplies or other benefits which are not provided to Tenant or for which Tenant is charged directly by Landlord or an independent contractor or a utility, but which are provided to another tenant or occupant of the Project the cost of which is included as Operating Expenses;

              4.3.23 Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the overhead and profit increment exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis for projects similar to the Project;

              4.3.24 Services provided, taxes attributable to, and costs incurred in connection with any retail operations;

               4.3.25 Costs arising from the presence of Hazardous Substances, as defined by Environmental Laws in existence as of the date of this Lease, in or about the Buildings or Project, including, without limitation, Hazardous Substances in the ground water or soil except to the extent placed thereon by Tenant after the date of this Lease (provided, however, that nothing contained herein shall affect or limit Landlord's or Tenant's rights and obligations, if any, under the Environmental Agreement); and costs arising from defects in the base, shell or core of the improvements at the Project or tenant improvements or repair thereof; and

               4.3.26 Reserves for future expenditures.

          4.4 Landlord shall not collect or be entitled to collect Operating Costs from Tenant in an amount which is in excess of Tenant's Proportionate Share of the Operating Costs actually paid by Landlord. Landlord shall make no profit from Landlord's collections of such Operating Costs, and Landlord shall not "double recover" any Operating Costs.

          4.5 Rather than bill and collect the Additional Rent set forth in this Paragraph after the expenses are incurred, Landlord may reasonably estimate Tenant's Proportionate Share of the Operating Costs for the first Lease Year in advance, and may collect and impound such estimated Tenant's Proportionate Share in advance on a monthly basis commencing on the Commencement Date. As soon as reasonably possible (but in no event later than 120 days) after the first Lease Year, Landlord shall provide to Tenant a reconciliation of the Operating Cost impounds for the first Lease Year. Said reconciliation shall set forth in reasonable detail the Operating Costs paid by Landlord and shall include a computation as to Tenant's Proportionate Share. If Tenant has overpaid, Landlord shall refund such overpayment to Tenant concurrently with the mailing of the statement of reconciliation, and if Tenant has underpaid, Tenant shall pay to Landlord the amount of said underpayment within thirty (30) days after the date of mailing of the statement of reconciliation. The foregoing reconciliation and refund/payment shall apply even though the Term of this Lease may have expired or been terminated.

          4.6 For the protection of Tenant, Landlord shall maintain books of account which shall be open to Tenant and its representatives for audit or inspection, at Tenant's sole expense during Landlord's business hours and upon reasonable advance notice (at least 15 days); provided, however, that Tenant shall not be entitled to audit Landlord's books more than once each calendar year without first showing good cause. These books of account shall be available to Tenant for one (1) year after billing for all Operating Costs. Landlord shall refund any sums due to Tenant within thirty (30) days after a determination that any sum is actually due. In addition, if the audit reveals that Tenant has been overcharged by Landlord by more than five percent (5%), Landlord will reimburse Tenant for the reasonable cost of the audit (not to exceed $2,000) within thirty (30) days. This provision shall survive the expiration or earlier termination of this Lease. If Tenant disputes the amount of Additional Rent that Landlord determines is payable by Tenant for any period, Tenant shall nonetheless pay Landlord the amount of Additional Rent as shown on Landlord's statement under protest pending resolution of such dispute.

          4.7 Even though the Term of this Lease may have expired or been terminated, when the final determination is made of Tenant's Proportionate Share of Operating Costs for the year in which this Lease expires or is terminated, Tenant shall, within thirty (30) days of demand therefor, pay Tenant's Proportionate Share of Operating Costs over the estimated amounts already paid. Failure of Landlord to submit statements as called for herein shall not be deemed to be a waiver of Tenant's requirement to pay sums as herein provided, unless Landlord fails to submit a final invoice within six (6) months after this Lease expires or is terminated. In the event that Tenant paid more than its Proportionate Share of Operating Costs for the year in which this Lease expires or is terminated, Landlord shall pay such excess to Tenant within thirty (30) days after the amount thereof is determined. Landlord shall have six (6) months after this Lease expires or is terminated to make such determination.

     5.  Modified Full Service Lease.  Landlord and Tenant intend that this
         ---------------------------
Lease be a "modified full service" lease with Landlord providing all service, maintenance and repair to the Buildings, including, without limitation, utilities, elevator service, electrical transformers and all maintenance and repair to the Project's and Premises' structural components, fixtures, all Building systems and equipment, lighting, roads, grounds and common areas and with Tenant being responsible for maintenance and repair of the Premises, at its own cost, to the extent expressly set forth in Section 7.5 below; provided, however, that (i) Tenant shall be responsible for its own telephone service,
(ii) electricity is separately metered to Building 1 and shall be paid for directly by Tenant to the appropriate supplier as determined by such meter,
(iii) electricity shall be separately metered to Building 6 by Landlord at its expense promptly following the Commencement Date and shall substantially concurrently therewith be submetered to Building 5 by Landlord (the cost of such submetering to be paid by Tenant within 30 days of Landlord's invoice therefor) and electricity for Building 5 shall be paid for directly by Tenant to the appropriate supplier as determined by such submeter, (iv) domestic water may, at Landlord's option, be separately metered to Building 1 and/or Building 5 by Landlord at its expense and paid for directly by Tenant to the appropriate supplier as determined by such meter, (v) Tenant shall be responsible for its own janitorial service at the Premises, (vi) Tenant shall be responsible for its own security service at the Premises, (vii) Tenant shall pay to Landlord, with respect to the Building 9 Premises and other portions of the Premises that are not separately metered, its share of electricity and water (including both domestic and chilled and hot water serving the HVAC system(s)) charges applicable to the Building 9 Premises and such other not-separately-metered portions of the Premises, such share to be based on the electrical and water usage of the portion of the Premises in question compared to the entire electrical and water usage of the portions of the Project covered by the same utility bill. Regarding clause (vii) above, the parties hereby acknowledge that the Building 9 Premises and certain other portions of the Premises will not be separately metered for electricity or water and agree that the formula for determining Tenant's electrical and water usage for such not-separately-metered portions of the Premises shall be agreed to between Tenant and Landlord within 90 days after the Commencement Date.

     6. Option to Extend. Tenant shall have the option to extend the Term of
        ----------------
this Lease as to all of Building 1 or all of Building 5 or all of both Buildings 1 and 5, for one additional term of up to twelve (12) months (the "Extended Term"). The Extended Term shall be upon the same terms, conditions and provisions contained in this Lease, including, without limitation, the amount of Rent payable hereunder, except Additional Rent for the Extended Term shall be based upon new reasonable Landlord estimates. Tenant shall give Landlord written notice of exercise of its option to extend this Lease at to Building 1 or Building 5 or both at least six (6) months prior to the expiration of the initial Term (which notice shall specify the length of the Extended Term for Building 1, if any, and the length of the Extended Term for Building 5, if any, the parties hereby acknowledging that the Extended Term may be of different lengths with respect to each Building). Without Landlord's written consent (which may be withheld in Landlord's sole discretion), Tenant shall have no right to remain in possession of the Premises for the Extended Term (or any portion thereof) if (i) Tenant does not exercise its extension option in a timely manner as required hereunder, or (ii) Tenant is in default beyond applicable notice and cure periods under this Lease either at the time it exercises such extension option or at any time thereafter prior to the commencement of the Extended Term.

     7. Alterations, Additions, Improvements, Maintenance and Repair.
        ------------------------------------------------------------

          7.1 Alterations, Additions and Improvements by Tenant.
              -------------------------------------------------

          7.1.1 Except as set forth otherwise herein, Tenant shall not make any alterations, additions or improvements to the Premises (collectively, "Alterations") without Landlord's prior written consent (which shall not be unreasonably withheld, conditioned, and/or delayed) except for the Consolidation Alterations (as hereinafter defined) and non-structural Alterations which do not materially adversely affect any Building systems or equipment or involve roof penetrations and which do not exceed Fifty Thousand Dollars ($50,000) in cost cumulatively over any consecutive 6-month period and which are not visible from the outside of the Premises. Landlord acknowledges that Tenant has recently converted or is in the process of converting substantial portions of Building 5 to office and R&D space, and that Tenant has demised or is in the process of demising the Building 9 Premises and constructing or installing within Building 1 and Building 9 and/or other portions of the Project in connection with Tenant's consolidation into the Premises (collectively, the "Consolidation Alterations"). The Consolidation Alterations have been described in that certain letter dated June 2, 1997 from Tenant to Lincoln (the "Consolidation Letter"), which Consolidation Letter is hereby incorporated into this Lease by this reference. The Consolidation Alterations have been and are hereby agreed to by Landlord (whether or not the same have been commenced or completed prior to the Commencement Date) on the terms set forth in the above-described letter, and none of the later provisions of this Section 7.1 shall apply to the Consolidation Alterations, except that all Consolidation Alterations shall be completed by Tenant, at its sole cost and expense, in a lien-free, good and workmanlike manner by qualified and licensed contractors or mechanics, and in accordance with all applicable laws, building codes and regulations governing the construction thereof. In addition, Tenant agrees to complete all Consolidation Alterations within the Premises by the date which is six (6) months following the Commencement Date and to complete all Consolidation Alterations outside the Premises by the date which is thirty (30) days following the Commencement Date.

          7.1.2 All Alterations shall be done in a good and workmanlike manner, in conformity with all laws and regulations applicable to such Alterations, and by one or more licensed bondable contractors reasonably approved by Landlord in advance. In addition, the following conditions (the "Construction Conditions") shall apply to all Alterations for which Landlord's consent is required hereunder, and Tenant shall fully comply with such Construction Conditions as applied to such Alterations:

                a.  Approval of Plans.  Tenant shall deliver to Landlord for
                    -----------------
Landlord's approval, which approval shall not be unreasonably withheld or delayed (failure of Landlord to disapprove, with specificity, within 10 business days after receipt, shall be deemed approval), preliminary construction plans and specifications for the Alterations prepared by an architect or engineer licensed to practice as such in the State of California, including architectural, mechanical and electrical drawings as applicable, all sufficient to enable Landlord to make an informed judgment. It shall be deemed unreasonable for Landlord to disapprove (i.e., Landlord must approve) the plans
                                         ----
and specifications for the Alterations to the extent the same conform with any preliminary schematics approved by Landlord and applicable laws, building codes and restrictions. Tenant shall designate a construction supervisor and approval or disapproval shall be communicated to the construction supervisor at Tenant's notice address in the manner provided for notices. If Landlord disapproves the plans and specifications, Landlord and Tenant shall meet from time to time in good faith promptly following Landlord's notice of disapproval to address Landlord's objections to the preliminary plans and specifications and shall exercise reasonable good-faith diligence in attempting to resolve any such objections.

                b.  Changes to Plans.  As soon as practicable after Landlord and
                    ----------------
Tenant have resolved any objections to the preliminary plans and specifications as set forth above and have agreed on any necessary revisions, Tenant shall make the appropriate revisions to the preliminary plans and specifications and submit same to Landlord for its final review and approval, which approval shall not be unreasonably withheld or delayed (failure of Landlord to disapprove, with specificity, within five (5) business days after receipt, shall be deemed approval). Concurrently with the above review and approval process, Tenant may submit the preliminary plans and specifications to the appropriate governmental agencies in an attempt to expedite the approval and issuance of all necessary permits to construct the Alterations as shown on the preliminary plans and specifications. Any material changes which are required by any governmental agencies shall be immediately submitted to Landlord for Landlord's review, and Tenant shall promptly notify Landlord of such required changes. Tenant shall prepare final working plans and specifications conforming to the final preliminary plans and specifications previously approved by Landlord, submit them to the appropriate governmental agencies for approval, and deliver to Landlord one complete set as approved by the governmental agencies.

                c. Work Standards. Prior to commencement of construction, Tenant
                   --------------
shall notify Landlord in writing of the date Tenant will commence construction and shall deliver to Landlord certificates of insurance evidencing the existence of insurance by the general contractor in customary form and amount (at least $2,000,000 commercial general liability, workers' compensation, automobile liability, and naming Landlord as additional insured). Tenant shall be solely responsible for the engineering and construction methods used by its contractors in construction and it shall be Tenant's responsibility to satisfy all building and safety inspectors' requirements with respect to the particular Alterations (but not with respect to the Buildings, which shall remain Landlord's responsibility). Landlord shall have the right at all times to post at the Premises or Buildings any notices permitted or required by law, or that Landlord may deem proper, for the protection of Landlord, the Premises and any other party having an interest therein, from mechanics' and materialmens' liens. All construction shall be performed by qualified and licensed contractors or mechanics, in a good and workmanlike manner, and in accordance with all applicable laws, building codes and regulations and any restrictions governing the construction thereof. Tenant shall submit to Landlord, prior to the commencement of construction, the name, address and telephone number of the contractor and the construction supervisor. As soon as practicable after construction is completed, Tenant shall file of record a Notice of Completion with respect to such work, and deliver to Landlord "as-built" plans for the Alterations. With respect to the Consolidation Alterations, within sixty (60) days after Tenant initially commences its business at the converted portions of Building 5 and the Building 9 Premises, Tenant shall deliver to Landlord a copy of the original Certificate of Occupancy issued by the appropriate governmental agency with respect thereto.

          7.2  Removal of Alterations.  Landlord may require Tenant to remove
               ----------------------
Alterations (whether or not made with Landlord's consent) upon the expiration of the Lease and to repair any damage caused by such removal, all at Tenant's expense, but only if the Alterations which Landlord directs to be removed are Special Purpose Alterations (as hereinafter defined) and, with respect to the Alterations for which Tenant submits final plans to Landlord for approval, only if at the time Landlord approves the final plans for such Alterations Landlord notifies Tenant in writing that Landlord will require Tenant to remove some or all of the Special Purpose Alterations disclosed by such plans (Landlord shall designate in such notice which items are Special Purpose Alterations and which of those are to be removed) at the end of the Term and Tenant's vacation of the Premises. As used herein, "Special Purpose Alterations" shall mean Alterations which are specific to Tenant's particular use of, or activities at, the Premises (e.g., vaults, tanks, special equipment pads) as opposed to items commonly found
 ----
in occupied single-tenant facilities (e.g., offices, conference rooms,
                                      ----
laboratory rooms, computer rooms, restrooms and other rooms, sprinkler systems, HVAC systems, and other occupancy improvements generally included in comparable buildings or required by standard building codes for the occupancy in question); provided, however, that none of the improvements existing at the Premises on the date of this Lease first written above shall be deemed Special Purpose Alterations. Tenant shall have the right to accept any designation by Landlord of Alterations as "Special Purpose Alterations" under protest by notifying Landlord of such acceptance under protest within ten (10) days of Landlord's designation. In such event, either Landlord or Tenant may submit to arbitration under the rules of the American Arbitration Association ("Arbitration") the issue of whether Landlord's designation was proper. If Tenant does not object to Landlord's designation within such ten (10) day period, Landlord's designation shall be deemed approved. All Alterations which Tenant is not required to remove by the provisions hereof shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease except for any Alterations which Tenant is permitted (and elects) to remove by the provisions hereof. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; inset or recessed lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment which are not portable; electrical, plumbing or sanitary equipment; or fencing or security gates;

fire and life safety sprinkler systems; or ceiling tiles; provided, however, that the foregoing list shall not include (and Tenant may, but shall not be required to, remove, provided Tenant repairs any damage caused by such removal) any of its demountable wall panels and any materials or equipment that Tenant has installed specifically for use in connection with Tenant's business processes (such as intercom systems, security systems, computer equipment, computer wiring and/or computer flooring, table or floor lamps, racking, microwave ovens, refrigerators, stand-alone heaters or fans, laboratory equipment, telephone switching equipment and electrical devices and the like).

          7.3  Removal of Personal Property.  Notwithstanding anything in this
               ----------------------------
Lease to the contrary, at any time during the Term of this Lease, Tenant may (and at the expiration of the Term of this Lease Tenant shall), at its expense, remove any or all trade fixtures, furniture, furnishings, signs (excluding monument or pylon signs), equipment, inventory and any and all items of personal property placed in, or about the Premises by Tenant or its subtenants, affiliates, licensees or permittees. Tenant shall repair any damage to the Premises occasioned by the removal of any such items, but such obligation shall not extend to redecorating the Premises. Title of all such trade fixtures, furniture, furnishings, signs (excluding monument or pylon signs), equipment, machinery, inventory and any and all items of personal property shall remain in Tenant and Tenant alone shall be entitled to claim depreciation therefor. Any such items which are not removed within 30 days after expiration of the Term shall be deemed abandoned by Tenant and Landlord may remove, store and/or dispose of the same. Landlord hereby waives, releases and relinquishes any and all rights of distraint, levy, attachment or recourse to the trade fixtures, furnishings, signs, equipment, machinery, inventory and personal property in the Premises. Although the foregoing waiver, release and relinquishment shall be self-operative without the necessity for any further instrument or document, Landlord hereby agrees to furnish Tenant or any vendor or other supplier under any conditional sale, chattel mortgage or other security arrangement, any cosigner, and holder of reserved title or any holder of a security interest, upon written request from time to time, waivers of Landlord's right to distraint, levy, attachment or recourse with respect thereto and exempting the same from distraint, levy, attachment or recourse.

          7.4 Alterations, Additions, and Improvements by Landlord.  When
              ----------------------------------------------------
Landlord makes alterations, additions or improvements in the Premises at the request of Tenant, Landlord shall obtain the construction services on a competitive and not single source basis. Construction services obtained on a single source basis shall require the advance written concurrence of the Tenant. If such work is performed by Landlord, Tenant shall reimburse Landlord at Landlord's actual cost. No such alterations, additions or improvements shall be made by Landlord without prior written approval from Tenant.

          7.5 Tenant's Repair Obligations.  Without limitation on Landlord's
              ---------------------------
obligations set forth elsewhere in this Lease and without limitation on Tenant's rights regarding Alterations described in Article 7 above, Tenant shall, at Tenant's sole cost and expense, maintain the following described portions of the interior of the Premises in the condition existing on the later of the Commencement Date or the date of installation of the item in question (reasonable wear and tear, casualty, condemnation and matters covered by Landlord's insurance excepted): all tenant improvements, tenant alterations, utility meters, all special or supplemental HVAC systems, all fixtures, furniture and equipment, Tenant's signs, locks, closing devices, security devices, windows, window sashes, casements and frames, floor and floor coverings, shelving, kitchen and/or restroom facilities and appliances located within the Premises to the extent such facilities and appliances are intended for the exclusive use of Tenant, if any, and any custom lighting within the Premises. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken from any cause whatsoever except due to the negligence or wilful misconduct of Landlord, its agents or employees.

     8.  Liens.  Tenant shall keep the Premises free of mechanics, materialmen's
         -----
and all other liens arising out of any construction or other work done for or debts incurred by Tenant. Not less than seven (7) calendar days prior to the commencement of any construction, alteration or addition to the Premises, Tenant shall notify Landlord in writing of its intention to commence the same and Landlord shall have the right to post and maintain on the Premises such notices of non-responsibility as are provided for under applicable law.

     9.  Surrender of Premises at End of Term.  At the end of this Lease, Tenant
         ------------------------------------
will surrender the Premises in the same condition as received except for (i) ordinary wear and tear, (ii) Alterations which Landlord is not entitled under this Lease to require Tenant to remove, (iii) Alterations (if any) which Landlord is entitled under this Lease, but does not, require Tenant to remove, and items (if any) which Tenant is entitled under this Lease, and elects, to remove, (iv) damage or destruction caused by casualty or condemnation, (v) matters which are Landlord's obligation to maintain, repair or replace pursuant to any other provision of this Lease, and (vi) any of the personal property and other items described in Section 7.2 or 7.3 which Tenant is entitled and elects not to remove.

     10. Additional Obligations and Restrictions.
         ---------------------------------------

          10.1  Manner of Use.  The Premises may be used by Tenant and its
                -------------
employees, representatives, agents, invitees, licensees, customers or contractors (collectively, "Tenant's Representatives") for the Permitted Use, and for no other uses or purposes without Landlord's prior written consent. The use of the Premises by Tenant and Tenant's Representatives shall be subject to, and at all times in compliance with, all laws, ordinances, statutes, orders, and regulations regulating Tenant's or Tenant's Representative's manner of use or occupancy of the Premises, as the same exist from time to time ("Applicable Laws"); provided, however, that (A) Tenant's violation of, or failure to comply with, Applicable Laws regulating Tenant's employment practices shall not be considered a default under this Section 10.1; (B) Tenant shall not be deemed in default under this Section 10.1 to the extent that the particular violation or compliance in question would be remedied or performed, as the case may be, by Landlord's discharge of its obligations under other provisions of this Lease; and (C) Tenant's compliance with laws obligations with respect to Hazardous Substances shall be governed exclusively by Section 24. Tenant may initiate proceedings to contest any complaints by any governmental authority having jurisdiction with respect to Tenant's compliance with Applicable Laws or any other matter set forth in this Lease. If required by law, Landlord shall join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately comply with the judgment or order rendered in connection with the contest, and shall pay all amounts owed, together with all costs, charges, interest and penalties incidental to the proceedings. Pending the outcome of such proceedings, Tenant shall comply with the orders of the governmental authorities under protest if such compliance under protest is reasonably necessary to prevent the Premises from being condemned or otherwise materially affected by governmental action. Tenant shall indemnify, protect, defend and hold harmless Landlord and the Premises from and against any and all costs (including, without limitation, attorneys' fees and court costs), expenses, liabilities, damages and claims arising out of or in connection with any such contest or proceeding. In the event that any governmental authority having jurisdiction issues a final order or other final judgment that Tenant is in compliance with a particular Applicable Law (or that a particular law, statute, ordinance or governmental rule, regulation, order or requirement has not been violated, as the case may
be), such order or judgment shall be conclusive on Landlord for purposes of this
Section 10.1.

          10.2  Rules and Regulations.  Tenant shall not use the Premises or
                ---------------------
permit anything to be done in or about the Premises or the Project nor keep or bring anything therein which will in any way increase the existing rate of any policy of fire or other insurance upon the Buildings or any of its contents, or cause a cancellation of any insurance policy; provided, however, that the foregoing prohibition shall not apply to any use of the Premises by Tenant consistent with its use prior to the date of this Lease. Tenant shall not do or permit anything to be done in or about the Premises which will materially interfere with the rights of Landlord, other tenants or occupants of the Project or Buildings 9, or other persons or businesses in the area, or allow the Premises to be used for any unlawful purpose. Tenant shall not cause, maintain or permit any private or public nuisance in, on or about the Premises, Building, and/or the common areas of the Project, including, but not limited to, any offensive odors, noises, fumes or vibrations; provided, however, that the foregoing prohibition shall not apply to any use of the Premises by Tenant consistent with its use prior to the date of this Lease. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises, except in designated areas, for any period of time. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other such materials, or allow such to remain outside the Buildings, except in refuse dumpsters, chemical storage/waste facilities or in any enclosed trash areas provided. Tenant shall honor the terms of all matters recorded prior to the date of this Lease relating to the Premises. Tenant shall comply with the Rules and Regulations applicable to the Project attached to this Lease as Schedule 1,
                                                                ----------
together with such reasonable, nondiscriminatory amendments or supplements thereto which may be promulgated by Landlord from time to time, provided however, that such amendments or supplements shall not materially increase Tenant's obligations or materially decrease Tenant's rights under this Lease.

          10.3 In addition to Landlord's obligations set forth elsewhere in this Lease, Landlord shall have the following obligations (subject to being reimbursed by Tenant for Tenant's Proportionate Share of Operating Costs with respect thereto to the extent described in Article 4):

               10.3.1 To timely pay when due all assessments and tap fees and charges for water, sewer, and utility charges levied against the Project and all charges for heating, cooling, gas, power, light, and all other services and utilities supplied to the Premises (except telephone and janitorial service to the Premises, electricity to Building 1 and Building 5, and security services, as provided above);

               10.3.2 To repair and maintain all exterior and interior improvements of the Project (including lighting, landscaping and blacktop) and the structural portions of the Premises and Project, to keep the common areas, landscaping and exterior of the Project clean and neat in appearance and in good order and repair, and to keep all Building systems, equipment and roofs in good order and repair, and to repair, maintain, replace, and/or alter the Premises and Project, as necessary, in accordance with all applicable laws, including, without limitation, all Environmental Laws (as defined in the Environmental Agreement), and the Americans With Disabilities Act (except as expressly set forth as in Section 4.3.15 as Tenant's responsibility); provided, however, that nothing contained herein shall affect or limit Tenant's obligations, if any, under the Environmental Agreement;

               10.3.3 To provide Tenant with reasonable access to and from the Premises twenty-four hours per day, seven days a week, 365 days a year.

               10.3.4 To maintain and repair the fire and life safety systems serving the Premises and Project, including, without limitation, fire alarm monitoring consistent with Tenant's existing practices at the Project prior to the Commencement Date; and in that regard, Tenant shall assign or transfer to Landlord, and Landlord shall assume from Tenant, effective as of the Commencement Date, all of Tenant's right, title and interest in and to the existing fire and life safety systems maintenance and operation contract(s) to the extent Tenant has the right and power to assign or transfer the same.

               10.3.5 Tenant acknowledges and agrees that Landlord may make any and all changes to the common areas of the Project and/or any buildings or other improvements in the Project (excluding the "No Build Areas" designated on Exhibit A attached hereto, which Landlord may not change during the term of this
---------
Lease), including, without limitation, additions
to or demolition of any existing improvements and addition of new improvements, without the consent of Tenant; provided, however, that no such changes shall materially interfere with Tenant's use of the Premises for the Permitted Use and provided further that no such change shall materially increase Tenant's obligations under this Lease or decrease Tenant's rights under this Lease; in addition, Landlord agrees that Landlord shall not, prior to the Building 9 Termination Date (as hereinafter defined), make any additions or alterations to, or perform any construction at or on, the portion of Building 9 designated on Exhibit A as "No Construction Zone" without Tenant's prior written consent.
---------
Furthermore, if Landlord expands the parking areas adjacent to Building 5, Landlord shall provide handicapped parking spaces and access ramps serving Building 1 and 5 as required by applicable law, and in no event shall Landlord remove or otherwise materially alter the existing delivery ramp serving Building 5 or the walkways between Buildings 1 and 5 without providing a substitute delivery ramp and walkways, as applicable, reasonably acceptable to Tenant.

     11.  Failure of Landlord to Perform.  If Landlord shall fail to perform any
          ------------------------------
obligation required to be performed by Landlord under the express terms of this Lease and such failure materially affects the use and enjoyment of the Premises or any part thereof by Tenant, then Tenant may give to Landlord written notice of Landlord's failure and may further state that Tenant intends to assume and perform such obligation of Landlord if Landlord fails to perform the same. If within fifteen (15) days from Landlord's receipt of Tenant's notice, Landlord shall fail to commence the performance of such obligation and thereafter diligently prosecute such performance to completion, then Tenant may promptly thereafter give to Landlord a second notice reiterating Landlord's failure and Tenant's election, stating Landlord's failure to respond to the previous notice, and referring to the provisions of this Section 11 by attaching a copy of this
Section 11 to Tenant's second notice. If (x) Landlord's failure continues for a period of ten (10) days after receipt of Tenant's second notice and (y) Landlord is not then diligently prosecuting the completion of such obligation, then Tenant shall have the right to assume and perform such obligation. If Tenant so performs Landlord's obligations, Landlord shall reimburse Tenant, upon presentation of a statement from Tenant for the actual and reasonable cost and expense incurred by Tenant in the performance of such obligations, less the amount, if any, which Tenant would have been obligated to pay Landlord pursuant to the terms of this Lease if Landlord had performed such obligations ("Landlord's Net Cost"). Landlord's Net Cost of Tenant's performance of such obligations, together with interest at ten percent (10%) per annum from the date the cost is incurred until paid, shall be paid by Landlord to Tenant upon demand, upon presentation to Landlord of supporting evidence reflecting such expenditures by Tenant. If Landlord shall fail (i) to pay to Tenant Landlord's Net Cost within fifteen (15) days after receipt by Landlord of a statement therefor, then Tenant may deduct from each payment of Rent until Tenant has recovered Landlord's Net Cost. Notwithstanding the time and notice requirements set forth above, in the case of an emergency where there exists a substantial risk of injury to persons or property or to Tenant's business and where there is not sufficient time to give notice to Landlord or to wait for Landlord to commence and complete its obligations, Tenant shall be entitled to take such reasonable action as is necessary and appropriate, using due care, to abate such risks without giving prior notice to Landlord (provided, however, that Tenant shall give Landlord prompt written notice as soon as is reasonably practical of such emergency) and the provisions above with respect to payment by Landlord of Landlord's Net Cost shall apply with respect to the costs incurred by Tenant in abating such risks, to the extent that such abatement was a Landlord obligation under this Lease. Notwithstanding anything to the contrary set forth above in this Section 11, a "Dispute" shall be deemed to have arisen under this Section 11 if either (A) Landlord delivers to Tenant, within ten (10) days of Tenant's second notice (or, in emergency situations in which the notice provisions do not apply, within ten (10) days of the Tenant Invoice with respect thereto) an objection notice claiming that the purported corrective action did not have to be taken by Landlord pursuant to the terms of the Lease (and setting forth in reasonable detail Landlord's reasons for its claim), and if Tenant elects to perform the disputed obligation under this Section 11 irrespective of Landlord's objection notice with respect thereto; or (B) Landlord delivers to Tenant, within thirty (30) days after receipt of a Tenant Invoice, an objection notice to the payment of such Tenant Invoice on the grounds that the charges are not reasonable (in which case Landlord shall pay the amount it contends is reasonable), and Tenant notifies Landlord that Tenant disagrees with Landlord's objection. If a Dispute arises, the parties shall meet promptly thereafter and shall use good faith efforts to resolve the Dispute in an expeditious manner. Any Dispute which is not resolved at such meeting shall be submitted to resolution by Arbitration upon notice by either party. Until such Dispute is resolved, Tenant shall deposit into an independent escrow account all deductions that Tenant makes to Rent under this Section 11 with respect to the subject of the Dispute, and the disposition of such escrowed Rent deductions shall be determined by the arbitrator under the Arbitration unless Landlord and Tenant mutually otherwise agree. Except as expressly set forth herein, Tenant hereby waives any right to repair the Premises or any portion of the Project at the expense of Landlord under any applicable laws, rules or regulations (including, without limitation, the provisions of Section 1942 of the California Civil Code, as amended or recodified from time to time).

     12.  Indemnification; Insurance
          --------------------------

          12.1 Indemnification by Tenant.  Tenant hereby agrees to indemnify,
               -------------------------
defend and hold harmless Landlord, its successors, assigns, subsidiaries, directors, officers, agents and employees from and against any and all damage, loss, liability or expense including, but not limited to, attorneys' fees and legal costs suffered by same directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death arising any time therefrom, and property damage, sustained by such person or persons which arises out of, is occasioned by or attributable to the use or occupancy of the Premises by Tenant, the acts or omissions of Tenant, its subtenants, concessionaires, agents, employees or any other contractors brought onto the Premises by Tenant ("Tenant Employees"), or any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, except to the extent caused by the negligence or the willful misconduct of Landlord, its employees, agents, contractors or concessionaires ("Landlord's Employees"). If any proceeding is brought against Landlord by reason of such claim, Tenant upon notice from Landlord, shall defend same at Tenant's expense by counsel satisfactory to Landlord.

          12.2 Indemnification by Landlord.  Landlord hereby agrees to
               ---------------------------
indemnify, defend and hold harmless Tenant, its successors, assigns, subsidiaries, directors, officers, agents and employees from and against any and all damage, loss, liability or expense including, but not limited to, attorneys' fees and legal costs suffered by same directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death arising any time therefrom and property damage sustained by such person or persons which arises out of, is occasioned by or attributable to the acts or omissions of Landlord or any Landlord Employees or any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, except to the extent caused by the negligence or the willful misconduct of Tenant or any Tenant Employees. If any proceeding is brought against Tenant by reason of such claim, Landlord upon notice from Tenant, shall defend same at Landlord's expense by counsel satisfactory to Tenant.

          12.3 Survival. The foregoing indemnities shall survive the expiration
               --------
of the Term of, or any termination of, the Lease. Notwithstanding the foregoing, Landlord and Tenant agree that neither party hereto is indemnifying the other for the acts of third parties who are not Landlord Employees (for whom Landlord shall bear responsibility) or Tenant Employees (for whom Tenant shall bear responsibility). Each party's agreement to indemnify and hold the other party harmless pursuant to the foregoing is not intended to and shall not relieve any insurance carrier of its obligations under policies required to be maintained under this Lease by Tenant or Landlord, with the indemnitor in each such case having the right to the benefit of any available insurance proceeds as a setoff and/or mitigation of any indemnity amounts paid.

          12.4 Tenant's Insurance.  Tenant shall, at Tenant's own expense,
               ------------------
obtain and keep in full force and effect, during the term of this Lease for the protection of Tenant, Landlord and Landlord's property manager (as additional insureds), a policy of "Commercial General Liability

Insurance" against any claim for bodily injury, including death arising at any time therefrom, and property damage arising out of the use and occupancy of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount of not less than Two Million Dollars ($2,000,000) per occurrence and shall be primary and noncontributing to any insurance carried by Landlord. The amount of such insurance, however, shall not limit the liability of Tenant nor be deemed to relieve Tenant of any obligations hereunder. Tenant may carry, for the protection of Tenant, property insurance covering Tenant's personal property on or about the Premises but Tenant is not obligated to do so and may self insure against such loss. Landlord shall not, however, be prejudiced in allowing Tenant to self-insure and it is expressly agreed that Landlord shall have the same benefit of setoff and/or mitigation against an indemnifiable claim by Tenant that would have been available as insurance proceeds for an otherwise insurable loss but for Tenant's self insurance.

          12.5 Landlord's Insurance.  Landlord shall obtain and keep in full
               --------------------
force and effect, during the term of this Lease for the protection of Landlord and Tenant: (i) A policy of "Commercial General Liability Insurance" against any claim for bodily injury, including death arising at any time therefrom, or property damage arising out of the ownership, use, occupancy or maintenance of the Project (including the Premises) and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount of not less than Two Million Dollars ($2,000,000) per occurrence and shall be primary and noncontributing to any insurance carried by Tenant. The amount of such insurance, however, shall not limit the liability of Landlord nor be deemed to relieve Landlord of any obligations hereunder; and (ii) an "All Risk" (special-causes-of-loss) broad form property insurance covering one hundred percent (100%) of the full replacement cost valuation of the Project (including the Premises), the tenant improvements, the Alterations, and Landlord's fixtures and equipment.

          12.6 Insurance Generally.  All insurance required to be maintained by
               -------------------
the parties under this Lease shall be issued by insurance companies authorized to do business in the state of the location of the Project with a financial Best's rating of at least B+VII, or in the case of Lloyd's syndicates an S&P rating of at least "four crowns". All insurance required hereunder may be subject to commercially reasonable deductibles or retentions which are usual and customary for the respective types of insurance and that said deductibles/retentions shall be for the insuring party's account. Prior to the Commencement Date, each party shall provide to the other certificates of insurance, signed by its brokers or insurers, documenting compliance with all insurance requirements contained herein. Such certificates shall state that the insured's brokers or insurers will provide the certificate holder with 30 days advance notice of the cancellation, non-renewal or material modification of the coverages evidenced therein.

          12.7 Waiver of Subrogation.  Without affecting any other rights or
               ---------------------
remedies, Landlord and Tenant (each a "Waiving Party") hereby release and relieve the other (including their officers, directors, agent's, representatives, employees, affiliated corporations, partners, managers, successors and assigns) and waive their entire right to recover damages (whether in contract or tort) against the other, for loss or damage to the Waiving Party's property, arising out of or incident to the perils required to be insured against herein. Landlord and Tenant shall each cause their respective property insurers to include a waiver of subrogation clause in their property insurance policy consistent with the foregoing sentence.

     13.  Limitation of Liability.  Notwithstanding any provision in this Lease
          -----------------------
(including, without limitation, Sections 12.1 and 12.2), neither party shall be liable to the other party for special, consequential, indirect or incidental damages (including loss of business income) as a result of any breach of a Lease provision or negligent act or omission.

     14. Casualty Damage.
         ----------------

          14.1 Casualty. If the Premises or any part thereof (excluding Tenant's furniture, fixtures and equipment), or the parking areas or access therefor, shall be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after receipt by Landlord of such notice, Landlord shall notify Tenant, in writing, whether the necessary repairs, restoration, replacement or rebuilding of the Premises to a value, condition and character equal to the that immediately prior to the damage or destruction (the "Restoration") can reasonably be completed: (a) within 120 days of the date Landlord receives Tenant's written notice of such casualty; or (b) in more than 120 days of the date Landlord receives Tenant's written notice of such casualty.

          14.1.1 Minor Insured Damage. If the Premises are damaged only to such
                 ---------------------
extent that the Restoration can be reasonably completed within 120 days of the date Landlord receives Tenant's written notice of such casualty, this Lease shall not terminate and Landlord shall perform Restoration of the Premises to substantially the same condition that existed prior to the occurrence of such casualty, except Landlord shall not be required to rebuild, repair or replace any part of Tenant's furniture, furnishings or fixtures and equipment. The Rent payable hereunder shall be abated proportionately (to the extent the Premises are unfit for Tenant's use) from the date of the casualty until the Restoration is fully completed and Tenant is again given use of the Premises.

          14.1.2 Major Insured Damage; Damage Near End of Term. If the Premises
                 ---------------------------------------------
are damaged to such extent that Restoration cannot be reasonably completed within 120 days of the date Landlord receives Tenant's written notice of such casualty, or if the Premises are damaged or destroyed during the last ninety
(90) days of the then applicable term of this Lease, then either Landlord or Tenant may terminate this Lease by notice to the other given within five (5) days after Landlord's notice, effective upon the occurrence of such damage, in which event the Rent shall be abated from the date of termination. If neither party elects to terminate this Lease, Landlord shall perform Restoration of the Premises (and Rent shall abate) as and to the extent provided in Section 14.1.1.

          14.1.3 Uninsured Casualty. If any portion of the Premises is
                 -------------------
materially damaged by a peril not covered by insurance carried or required to be carried by Landlord (and Tenant elects not to pay any such difference), then Landlord shall have the right to terminate this Lease by notice to the other given within five (5) days after Landlord's notice, effective upon the occurrence of such damage. If Landlord does not elect to terminate this Lease, Landlord shall perform Restoration of the Premises (and Rent shall abate) as and to the extent provided in Section 14.1.1; and, if any portion of the Premises is damaged or destroyed due to the fault, negligence or breach of this Lease by Tenant or any of Tenant's Employees and Landlord does not elect to terminate this Lease as may be permitted hereunder, then Tenant shall be responsible for the cost of the repair caused thereby to the extent such costs would not be covered by the "All Risk" property insurance required to be maintained by Landlord as specified in this Lease, including the payment by Tenant of a reasonable deductible under such policy, not to exceed $50,000.

          14.2 Limitation on Termination.  If the casualty affects only one of
               -------------------------
the Buildings under this Lease, then any termination by Landlord under this
Section 14 shall be limited to the particular Building in question. In addition, Landlord shall exercise its termination rights under this Section 14 in good faith, and not merely to gain the benefit of higher market rates or a longer lease term; and Landlord will not terminate Tenant unless it terminates all other tenants similarly situated.

          14.3 Tenant's Waiver. Landlord shall not be liable for any
               ---------------
inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenant's personal property, resulting in any way from damage or destruction or the Restoration thereof (except to the extent attributable to Landlord's gross negligence or wilful misconduct), except that, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy as specifically provided above in this Section 14. With respect to any damage or destruction for which Landlord is obligated to perform the Restoration or may elect to perform the Restoration, Tenant hereby waives all rights to terminate this Lease or offset any amounts against Rent pursuant to rights accorded Tenant by any law currently existing or hereafter enacted, including but not limited to, all rights pursuant to the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code, as the same may be amended or recodified from time to time.

     15.  Condemnation.
          ------------

          15.1 Total Condemnation.  If all of the Premises, at any time during
               ------------------
the Term, shall be taken by the exercise of a power of eminent domain, this Lease shall terminate as of the date of title vesting in such proceeding, all Rent shall be paid up to that date, whereupon all future obligations on the part of both parties hereto shall cease and neither Landlord nor Tenant shall incur any further obligations whatsoever from and after such termination of this Lease.

          15.2 Partial Condemnation.  In the event of a partial taking which
               --------------------
leaves the Premises or applicable parking areas reasonably unfit for the normal and proper conduct of the business of Tenant (as reasonably determined by Tenant), then Tenant shall have the right to terminate this Lease effective upon the date of the actual partial taking. Tenant must exercise such option to terminate by providing Landlord with written notice thereof no later than thirty
(30) business days after the date of such partial taking. All Rent shall be paid up to the date of termination specified in Tenant's notice, whereupon all future obligations on the part of both parties hereto shall cease. If this Lease shall not be terminated as above provided, it shall continue in effect and the rental after such partial taking shall be prorated to be that part of the Rent which the value of the untaken part of the Premises, immediately after the taking, bears to the value of the entire Premises immediately before the taking. If Tenant's continued use of the Premises requires alterations and repairs by reason of a partial taking, or if any other part of a Building other than the Premises be taken so that alterations and repairs must be made, Landlord may elect to terminate this Lease within thirty (30) calendar days after the date of the actual taking, or, subject to Tenant's right of termination above provided, may elect to continue it, in which event the Landlord shall promptly make all necessary alterations and repairs at its expense which are required because of such partial taking. Until such alterations and repairs are completed, an equitable abatement of Rent shall be made to Tenant for any portion of the Premises unfit for occupancy and use in the conduct of Tenant's business (as mutually agreed by Landlord and Tenant) for the period during which same is unfit for such occupancy and use.

          15.3 Condemnation Award. Except as otherwise set forth herein, in the
               ------------------
event of any condemnation or taking, whether whole or partial, Tenant shall not be entitled to any part of the award paid for such condemnation and Tenant hereby expressly waives any right or claim to any part of such award. Although all damages awarded in the event of any condemnation belong to the Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from the Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and a!l damage to Tenant's business or property by reason of the condemnation and for or on account of any cost or loss suffered by Tenant in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

     16. Holding Over.  Should Tenant, or any of its successors in interest,
         ------------
hold over the Premises, or any part thereof, after the expiration or earlier termination of this Lease, unless otherwise specifically agreed to in writing signed by both parties, such holding over shall constitute and be construed as a tenancy from month to month only, subject to all conditions and obligations required to be performed by Tenant hereunder; provided, however, that if such holdover continues for more than thirty (30) days, the Base Rent for such holdover period beyond thirty (30) days shall be increased to 125% of the Base Rent in effect immediately prior to the holdover period.

     17. Default.
         -------

          17.1 Default of Tenant. Tenant shall be in default of this Lease if
               -----------------
any of the following events occur:

          17.1.1 Tenant fails to make payment when due of any Rent required to be paid by Tenant under this Lease and such failure continues for ten (10) calendar days after receipt from Landlord of written notice of such failure;

          17.1.2 Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) calendar days after written notice from Landlord; provided that if more than thirty (30) calendar days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion.

          17.1.3 A petition is filed by or against Tenant seeking a bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or local statute, law or regulation, and is not dismissed within ninety (90) calendar days, or if any trustee, receiver, or liquidator of Tenant of all or any substantial part of its properties or of the Premises shall be appointed with or without the consent or acquiescence of Tenant and such appointment remains unvacated for an aggregate of ninety (90) calendar days; or

          17.1.4 If Tenant vacates and abandons the Premises during the Term hereof, without payment of Rent.

     17.2 Landlord's Remedies.  If Tenant is in default beyond applicable
          -------------------
notice and cure periods as provided in subparagraph 17.1 above, Landlord shall have the following options, without further notice to Tenant or further demand for performance:

          17.2.1 Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Rent which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Rent which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Rent which Tenant would have paid for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of ten percent (10%) per annum, or such lesser amount as may they be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the rate of ten percent (10%) per annum;

          17.2.2 Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession; and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the remedy described in California Civil Code Section 1951.4 (lessor may continue Lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations) to recover Rent as it becomes due. Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet the same, or any portion thereof, to third parties for Tenant's account and

Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Additional Rent; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Additional Rent under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event, and notwithstanding anything in the Assignment and Subletting sections of this Lease to the contrary, shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove.

          17.3 Default of Landlord. Landlord shall be in default of this Lease
               -------------------
if any of the following events occur:

               17.3.1 Landlord fails to make payment of any sums required to be paid by Landlord under this Lease when and as the same shall become due and payable, where such failure continues for ten (10) days after written notice from Tenant.

               17.3.2 Landlord fails to perform any of Landlord's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Tenant; provided that if more than thirty (30) days are required to complete such performance, Landlord shall not be in default if Landlord commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion.

          17.4 General Provisions Upon Default.  The enumeration of the
               -------------------------------
foregoing remedies does not exclude any other remedy, but all remedies are cumulative and shall be in addition to every other remedy now or hereafter existing at law or in equity. No failure by either party to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by either party, and no breach thereof, shall be waived, altered, modified or terminated except by written instrument executed by either party. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     18.  Quiet Enjoyment, Non-Disturbance & Subordination.  Provided Tenant is
          ------------------------------------------------
not in default beyond applicable notice and cure periods, Tenant's quiet possession shall not be disturbed by any ground lessor, encumbrancer or the beneficiary of any deed(s) of trust against all or any portion of the Premises or anyone claiming under or through them. Upon written request by Landlord, Tenant agrees, subject to receipt of a commercially reasonable Subordination, Non-Disturbance and Attornment Agreement described below (the "SNDA"), to subordinate its rights under this Lease to the lien of a deed of trust encumbering all or any part of the Premises. Tenant shall execute and return to Landlord the SNDA delivered by Landlord pursuant to the foregoing within twenty
(20) days of receipt thereof. However, as a condition to Tenant's subordination to any future lenders (Landlord hereby representing to Tenant that there will be no deed of trust or mortgage made by or through Landlord encumbering the Project or any part of the Premises as of the Commencement Date), Landlord shall deliver to Tenant a commercially reasonable recordable SNDA signed by Landlord and the applicable lender providing in substance that, as long as Tenant shall discharge its obligations under this Lease: (1) its tenancy shall not be disturbed; (2) this Lease shall not be affected by any default under the mortgage or deed of trust; and (3) in the event of foreclosure, this Lease shall continue in full force and effect and the lender or other purchaser shall recognize this Lease and all of Tenant's rights hereunder.

     19.  Entry by Landlord.  Subject to Tenant's security, safety, and export
          -----------------
control requirements, Landlord reserves, and shall during reasonable business hours have, the right to enter the Premises to inspect the same, to exhibit said Premises to prospective lenders, purchasers or tenants, to post notices of nonresponsibility, to post signs, to make repairs, alterations, improvements and additions to the Premises or any portion of a Building of which the Premises are a part that Landlord may deem necessary or desirable, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked, and further providing that the business of Tenant shall not be interfered with unreasonably. Unless in an emergency, Landlord shall first give notice of its intent to enter the Premises and obtain Tenant's consent thereto. In the event of an emergency, Landlord shall have the right to use any and all means which Landlord may deem proper to open all doors in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant's personal property located on such premises.

     20.  Signage.  No signs or advertisement shall be placed or printed upon
          -------
the outer walls, doors, windows, roof or land area of the Premises, except those signs and locations allowed by applicable codes, ordinances and other governmental regulations and approved in writing by Landlord for the duration of the Lease Term ("Tenant's Permitted Signs"). Landlord's approval shall not be unreasonably withheld, conditioned, and/or delayed; and without limitation on other approvals hereunder, Landlord hereby approves one parapet sign on each of Building 1 and Building 5 and entry door signs on any or all portions of the Premises, provided that the precise location, size, design and quality of such parapet signs are subject to Landlord's reasonable approval. Landlord reserves the right at any and all times to place its advertising signs upon any portion of the Project other than the Premises. The precise location, size, design and quality of Tenant's Permitted Signs shall be approved in writing by Landlord prior to installation. Tenant's Permitted Signs shall be installed, maintained and removed by Tenant at its sole cost and expense and in compliance with applicable codes, ordinances and regulations.

     21.  Notices.  All notices, demands, requests or other instruments required
          -------
in this Lease to be given by Tenant to Landlord or Landlord to Tenant shall be in writing, hand delivered, sent by prepaid certified or registered mail of the United States, or by reliable overnight or local courier to the address listed below or such other place as the parties may designate from time to time by written notice.

     Landlord:      c/o Lincoln Property Company
                    30 Executive Park
                    Suite 100
                    Irvine, CA 92623-9693

     Tenant:        CALCOMP TECHNOLOGY, INC.
                    Attn: Corporate Secretary
                    Mail: 2411 West La Palma Avenue
                        Building 1
                        Anaheim, CA 92801

Any party may from time to time, by written notice to the other, designate a different address which shall be substituted for that specified above. Each such notice, demand, approval, consent, or other communication shall be deemed effective and given (i) five (5) business days after deposit in the United States mail in the State of California, if sent by certified or registered mail with postage prepaid, return receipt requested, or
(ii) upon receipt if delivered or sent in any other way. Refusal to accept delivery of any notice shall be deemed to be delivery thereof.

     22.  Authority of Parties.  Each individual executing this Lease on behalf
          --------------------
of its principal represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said party.

     23.  No Brokers.  Each party represents and warrants to the other that, to
          ----------
its knowledge, no broker or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation or fee in connection with this Lease. Landlord and Tenant each agree to promptly indemnify, protect, defend and hold harmless the other from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys' fees and court costs) resulting from any breach by the indemnifying party of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or finder undisclosed by the indemnifying party. The foregoing mutual indemnity shall survive the expiration or earlier termination of this Lease.

     24.  Environmental.
          -------------

          24.1 As used in this Lease, the term "Hazardous Substance" shall have the same meaning as set forth in the Environmental Agreement. Tenant shall not cause or permit any Hazardous Substance to be released, handled, generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Tenant, its agents, employees, contractors, sublessees or invitees in violation of any Environmental Laws (as defined in the Environmental Agreement). Responsibility for Hazardous Substances on, at, about, under or from the Premises or Project prior to the date of this Lease shall be governed exclusively by the Environmental Agreement.

          24.2 Subject to Tenant's reasonable security requirements, Landlord shall have reasonable access to the Premises at reasonable times and upon reasonable notice to Tenant for the purpose of, among other things, reasonably testing, monitoring, auditing and inspecting the Premises and Tenant's compliance with the provisions of this Lease. Tenant shall promptly notify Landlord of the violation of any Environmental Law of which Tenant becomes aware whether such violation relates to an environmental condition existing before or after the Commencement Date. Concurrently with the Commencement Date, Tenant shall provide Landlord with a written list of all Hazardous Substances (other than normal office supplies used in ordinary amounts) that Tenant is then using at the Premises, and Tenant shall provide Landlord with an updated list promptly following any material change in or addition to such list. Landlord shall exercise its rights under this Section 24.2 in a manner designed to minimize, to the extent reasonably practicable, any interference with Tenant's use and occupancy of, and business operations at, the Premises. Tenant hereby agrees to indemnify, protect, defend (with counsel reasonably acceptable to Landlord), and hold harmless Landlord, Landlord's property manager and their respective partners, officers, directors, shareholders, agents and employees from and against any and all damages, liabilities, judgments, fines, penalties, costs, claims, liens, expenses, loss of permits and attorney's and consultant's fees arising out of (whether during or after the term of this Lease) or involving the presence or existence of any Hazardous Substance on, under or about the Premises or the Project resulting from any act or negligent failure to act by Tenant or any Tenant Employees which occurs during the term of this Lease. Tenant's indemnity hereunder includes, but is not limited to, the effects of any contamination or injury to person, property or the environment caused (whether during or after the term of this Lease) by any act of or negligent failure to act by Tenant or any Tenant Employees which occurs during the term of this Lease, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease.

     25.  Early Partial Termination.  Notwithstanding anything in this Lease to
          -------------------------
the contrary, this Lease shall automatically terminate as to the Building 9 Premises only on September 30, 1997 (the "Building 9 Termination Date"), at which time Landlord and Tenant shall be discharged from all of their obligations under this Lease with respect to such Building 9 Premises from and after the Building 9 Termination Date (except for indemnity obligations which expressly survive the termination of the Lease). Upon the Building 9 Termination Date, Tenant's monthly Base Rent under this Lease shall be reduced by $6,320 and Tenant's Proportionate Share shall be recalculated to account for the reduction in square footage of the Premises resulting from the elimination of the Building 9 Premises.

     26.  General Provisions.
          ------------------

          26.1 Legal Costs and Expenses.  The prevailing party shall recover
               ------------------------
from the other party all costs and expenses, including reasonable attorneys' fees, in any court action brought to recover any rent or other sums due and unpaid under the terms hereof, or for the breach of any of the terms and conditions herein contained, whether or not court action shall proceed to judgment.

          26.2 Severability.  If any clause or provision of this Lease is
               ------------
illegal, invalid or unenforceable under present or future laws effective during the term of this Lease or any Extended Term then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby and it is also the intention of the parties to this Lease that if any clause or provision is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

          26.3 Headings.  The headings of the provisions hereof are intended for
               --------
convenience of reference only and shall not be used in interpreting the terms hereof.

          26.4 Successors and Assigns.  Subject to Section 27 below (Assignment
               ----------------------
and Subletting), the obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          26.5 Time.  Time is of the essence in all of the provisions of this
               ----
Lease.

          26.6 Governing Law.  This Lease shall be governed and construed in
               -------------
accordance with the laws of California.

     27. Assignment and Subletting.  This Lease may not be assigned nor the
         -------------------------
Premises sublet by Tenant without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold beyond ten (10) business days after receipt of Tenant's request; provided, however, that Landlord hereby agrees, without the necessity of further consent, to permit Tenant to assign or sublet this Lease to, or share the Premises with, (i) any parent or subsidiary corporation of Tenant or to any existing (as of the date of this Lease) stockholder of Tenant or to any entity which acquires all or a substantial part of Tenant's assets, or which is acquired in whole or in substantial part by Tenant, or which is controlled directly or indirectly by Tenant, or which entity controls, directly or indirectly, Tenant ("affiliate"), so long as such transaction was not entered into as a subterfuge to avoid the obligations and restrictions of this Lease, and (ii) as long as Tenant occupies at least 50% of its Premises, Tenant may allow others who are providing services to, or who are engaged in business with, or who own part of, or who are owned in part by, Tenant, to occupy portions of its Premises as long as such arrangement was not created as a subterfuge to avoid the obligations and restrictions of this Lease and as long as such use does not violate the terms of this Lease (collectively, a "Permitted Transfer"). Tenant at all times shall remain primarily liable to perform all covenants and conditions of this Lease, notwithstanding any Permitted Transfer or unpermitted transfer. Tenant shall give Landlord written notice of a Permitted Transfer prior to the effective date of such Permitted Transfer, and shall provide Landlord with a fully executed assignment or sublease agreement, as the case may be. Any Permitted Transfer shall in no way relieve Tenant of any liability Tenant may have under this Lease.

     28. Landlord's Personal Liability. The liability of Landlord to Tenant for
         ------------------------------
any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners in the Project and Tenant agrees to look solely to the Project and the rent, issues, profits and proceeds therefrom for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Landlord; it being intended that Landlord and the individual partners, directors, officers, shareholders, agents or employees of Landlord shall not be personally liable in any manner whatsoever for any judgment or deficiency. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Premises, and Landlord shall be automatically released from future performance under this Lease and from all further unaccrued liabilities and expenses hereunder upon transfer of Landlord's interest in the Premises provided the "successor in interest" to Landlord shall have assumed all of Landlord's obligations under this Lease pursuant to an agreement between Landlord and the successor in interest that expressly provides that the successor in interest acknowledges and recognizes that this Lease exists between Landlord and Tenant for the Premises, and that successor in interest assumes in writing Landlord's obligations under the Lease.

     29. Estoppel Certificate. Tenant shall execute (and acknowledge if required
         ---------------------
by any lender or ground lessor) and deliver to Landlord, within not less than ten (10) days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord or Tenant hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within ten (10) days after a second notice shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance; and (c) not more than one month's Rent has been paid in advance. Failure by Tenant to so deliver such certified estoppel certificate shall be a default of the provisions of this Lease.

     30. Sale of Premises. In the event of any sale of the Premises by Landlord,
         -----------------
Landlord shall be entirely released from any and all of its future unaccrued obligations under this Lease and from all unaccrued liability hereunder as of the date of such sale or other cessation of ownership provided the "successor in interest" to Landlord shall have assumed all of Landlord's obligations under this Lease pursuant to an agreement between Landlord and the successor in interest that expressly provides that the successor in interest acknowledges and recognizes that this Lease exists between Landlord and Tenant for the Premises, and that successor in interest assumes in writing Landlord's obligations under the Lease. A ground lease or similar long term lease by Landlord of the entire Building, of which the Premises are a part, shall be deemed a sale within the meaning of this Section 30. Tenant agrees to attorn to such new owner in the same manner and on the same conditions as provided in Section 18 above.

     31. Late Charge and Interest. The late payment of any Rent will cause
         -------------------------
Landlord to incur additional costs, including administration and collection costs and processing and accounting expenses and increased debt service ("Delinquency Costs"). If Landlord has not received any installment of Rent within five (5) days after such amount is due, Tenant shall pay a late charge of five percent (5%) of the delinquent amount, which is agreed to represent a reasonable estimate of the Delinquency Costs incurred by Landlord; provided, however, that Landlord shall not charge any Delinquency Costs unless Landlord has in the previous 6 months notified Tenant in writing of a 5-day or more delinquent payment. All Delinquency Costs not billed within 90 days of when due are hereby waived. In addition, all amounts not paid within fifteen (15) days of when due shall bear interest from the date such amount was due until paid in full at a rate per annum ("Applicable Interest Rate") equal to the lesser of (a) the maximum interest rate permitted by law or (b) five percent (5%) above the rate publicly announced by Bank of America, N.A. (or if Bank of America, N.A. ceases to exist, the largest bank then headquartered in the State of California ("Bank") as its "Reference Rate. " If the use of the announced Reference Rate is discontinued by the Bank, then the term Reference Rate shall mean the announced rate charged by the Bank which is, from time to time, substituted for the Reference Rate. Landlord and Tenant recognize that the damage which Landlord shall suffer as a result of Tenant's failure to pay such amounts is difficult to ascertain and said late charge and interest are the best estimate of the damage which Landlord shall suffer in the event of late payment.

     32.  Lease of Temporary Storage Space.  The parties hereby agree that
          --------------------------------
Tenant shall lease, commencing on the Commencement Date and continuing until the date which is three (3) months thereafter (the "Temporary Storage Space Expiration Date"), all of Building 7 and Building 8 (collectively, the "Temporary Storage Space") within the Project at the monthly rate of $.50 per rentable square foot of floor area comprising the Temporary Storage Space. The parties acknowledge that the Temporary Storage Space consists of approximately 35,956 rentable square feet of floor area, for a monthly rent of $17,978. From the Commencement Date until the Temporary Storage Space Expiration Date (as the same may be extended as set forth below), all of the terms and conditions of this Lease shall apply with respect to the Temporary Storage Space (i.e., the
                                                                    ----
Temporary Storage Space shall be deemed part of the "Premises" under this Lease) except that (i) the Temporary Storage Space shall not be considered in calculating Tenant's Proportionate Share of Operating Costs and Tenant shall have no "Additional Rent" obligations with respect to the Temporary Storage Space, (ii) Tenant shall have no right to construct or install any Alterations in or otherwise alter or improve the Temporary Storage Space, and (iii) Tenant's remedies set forth in Section 11 of this Lease shall not apply with respect to the Temporary Storage Space. The Temporary Storage Space Expiration Date shall be automatically extended on a month-to-month basis; provided, however, that either of Landlord or Tenant may terminate this Lease as to the Temporary Storage Space by giving the other at least 60 days prior written notice of such termination (the "Termination Notice"), which Termination Notice shall set forth the date for such termination (the "Termination Date"). The Termination Date must be the last day of a calendar month and may not be prior to the initial Temporary Storage Space Expiration Date. Upon the Termination Date, Tenant shall surrender the Temporary Storage Space to Landlord in the condition required by Section 9 of this Lease.

     33.  Lease of Additional Temporary Storage Space.  The parties hereby agree
          -------------------------------------------
that Tenant shall lease, commencing on the Commencement Date and continuing until the date which is thirty (30) days thereafter (the "Additional Temporary Storage Space Expiration Date"), those portions of Building 3 and Building 9 generally designated on Exhibit A as "Additional Temporary Storage Space")
                        ---------
(collectively, the "Additional Temporary Storage Space") at the monthly rate of $.50 per rentable square foot of floor area comprising the Additional Temporary Storage Space. The parties acknowledge that the Additional Temporary Storage Space designation on Exhibit A is approximate only and that the precise location
                     ---------
and actual rentable square footage of the Additional Temporary Storage Area shall be determined, measured and validated between Landlord and Tenant prior to the Commencement Date. From the Commencement Date until the Additional Temporary Storage Space Expiration Date, all of the terms and conditions of this Lease shall apply with respect to the Additional Temporary Storage Space (i.e.,
                                                                          ----
the Additional Temporary Storage Space shall be deemed part of the "Premises" under this Lease) except that (i) the Additional Temporary Storage Space shall not be considered in calculating Tenant's Proportionate Share of Operating Costs and Tenant shall have no "Additional Rent" obligations with respect to the Additional Temporary Storage Space, (ii) Tenant shall have no right to construct or install any Alterations in or otherwise alter or improve the Additional Temporary Storage Space, and (iii) Tenant's remedies set forth in Section 11 of this Lease shall not apply with respect to the Additional Temporary Storage Space. Upon the Additional Temporary Storage Space Expiration Date, Tenant shall surrender the Additional Temporary Storage Space to Landlord in the condition required by Section 9 of this Lease.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date and year first above written.

Landlord:
                              LINCOLN - RECP ANAHEIM OPCO, LLC

                              BY:_____________________________________________

                              ITS:____________________________________________


Tenant:                       CALCOMP TECHNOLOGY, INC.

                              BY:_____________________________________________

                              ITS:____________________________________________

                                   SCHEDULE 1


                         ATTACHED TO AND MADE A PART OF
                          LEASE RULES AND REGULATIONS

       (To the extent of any conflict between these rules and regulations and the Lease, the Lease shall control)

          1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access by persons with whom tenants normally deal in the ordinary course of their business, unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building.

          2. No awnings or other projections shall be attached to the outside walls of the Building. No hanging planters, television sets or other objects shall be attached to or suspended from ceilings without the prior written consent of Landlord. Except as otherwise specifically approved by Landlord, all electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord.

          3. No sign, advertisement or notice shall be exhibited, painted or affixed by any tenant on any part of, or so as to be seen from the outside of, a tenant's premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs on doors and walls shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color, location and style acceptable to Landlord.

          4. The wash room partitions, mirrors, wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

          5. No vehicles or animals of any kind shall be brought into or kept in or about any tenant's premises and no cooking (with the exception of the use of existing kitchen equipment, microwave ovens and the like) shall be done or permitted by any tenant in its premises except that the preparation of coffee, tea, hot chocolate and similar items for the tenant and its employees and business visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to escape from its premises.

          6. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber shop, manicure shop or employment agency. No tenant shall engage or pay any employees on its premises except those actually working for such tenant on its premises, nor advertise for laborers giving an address at its premises. No tenant's premises shall be used for lodging or sleeping or for any immoral or illegal purposes.

          7. No tenant shall make, or permit to be made, any unseemly or disturbing noises, sounds or vibrations, or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. The foregoing shall not apply to Tenant's permitted uses.

          8. No tenant shall throw anything out of doors or down the passageways.

          9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, whether furnished to or otherwise procured by tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change.

          10. Landlord reserves the right to prohibit or impose conditions upon the installation of heavy objects which might overload the Building floors.

          11. No tenant shall purchase or otherwise obtain for use in its premises, janitorial, maintenance or other services of any kind except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.

          12. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building. Upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising.

          13. Any persons employed by any tenant to do janitorial work, shall, while in the Building and outside of the tenant's premises, be subject to and under the control and direction of the manager of the Building (but not as an agent or servant of said manager or of Landlord, and the tenant shall be responsible for all acts of such persons).

          14. All doors opening into public corridors or lobbies shall be kept closed, except when in use for ingress and egress.

          15. Canvassing, soliciting and peddling in the Building, unless approved by Landlord, are prohibited and each tenant shall cooperate to prevent the same.

          16. There shall not be used in any space, or the public halls of the Building, either by tenants or others, any hand trucks except those equipped with rubber tires and side guards.

          17. All parking areas, pedestrian walkways, plazas and other public areas forming a part of the Building shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the reasonable rules and regulations that may be established by Landlord for these areas from time to time.

          18. Landlord shall have the right, exercisable without notice and without liability to Tenant (except for stationery and printing costs), to change the name and street of the Building of which the Premises are a part.

          19. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it reasonably deems best for the benefit of the tenants generally.

          20. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills. Tenant shall see that the windows, transoms and doors of the premises are closed and securely locked before leaving the Building and must observe strict care not to leave windows open when it rains. Tenant shall exercise care and caution that all water faucets or water apparatus are entirely shut off before tenant or tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off as appropriate so as to prevent waste or damage.

          21. The term "personal goods or services vendors" as used herein means persons who periodically enter the Building for the purpose of selling goods or services to a tenant, other than goods or services which are used by the tenant only for the purpose of conducting its business on the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services, and shoe shining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon such reasonable terms and conditions as are related to the safety, care and cleanliness of the Building, the preservation of good order therein, and the relief of any financial or other burden on the Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

          22. Landlord may at any time revoke, supplement or modify these Rules an Regulations, or any portion thereof, whenever in Landlord's reasonable opinion such changes are required for the care, cleanliness, safety or preservation of good order in the Building. All such changes shall be effective five (5) days after delivery to tenant of written notice thereof, except in the event of emergency, in which event they shall be effective immediately upon notice to tenant.

          23. Landlord will not be responsible for any lost or stolen personal property, equipment, money, or jewelry from the Premises or from public rooms, regardless of whether such loss occurs when the area is locked against entry.

          24. No birds or animals shall be brought onto the Project, and no bicycles or vehicles shall be brought into or kept in the Building.

          25. No draperies, shutters, or window coverings shall be installed on exterior windows or on windows or doors facing public corridors without Landlord's prior written approval.

          26. Employees of Landlord shall not receive or carry messages for or to any tenant or other occupant on the Property, nor shall they contract to render free or paid services to any tenant or any tenant's agents, employees, or invitees; if any of Landlord's employees perform any such services, such employees shall be deemed the agent of the tenant for whom the services are being performed, regardless of whether or how payment is arranged for services, and Landlord is expressly relieved from any and all liability for any injury to persons or damage to property (or any other damages) in connection with any such services.

          27. Directories will be placed by Landlord, at its own expense, in conspicuous places in the Building. No other directories shall be permitted, unless previously consented to by Landlord in writing.

          28. Tenant shall place, affix, or attach on any door or wall of the Building exposed to the public only those identification markers and other signs pre-approved by Landlord as to style, size, lettering and color. Landlord reserves the right to place any such identification markers and signs on Tenant's doors and walls and the cost thereof shall be billed to Tenant.